Exhibit 5.1

May 15, 2026

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

Ladies and Gentlemen:

We have acted as special counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, for the registration of 3,200,000 shares (collectively, the “Shares” and each, a “Share”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”), issuable pursuant to the Second Amendment to ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan, dated December 9, 2025 (the “Second Amendment”), which Second Amendment amended the ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (the “Original Plan”), as amended by the First Amendment thereto dated May 7, 2018 (the “First Amendment” and the Original Plan, as amended by the First Amendment and the Second Amendment, the “Plan”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (a) the Registration Statement; (b) the Fourth Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 9, 2017, as amended by the Certificate of Designations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on December 12, 2019, the Certificate of Designation of Series B Convertible Preferred Stock of the Company as filed with the Secretary of State on December 23, 2019, the Certificate of Amendment of Certificate of Incorporation of the Company as filed with the Secretary of State on June 17, 2020, the Certificate of Designation of Series C Preferred Stock of the Company as filed with the Secretary of State on September 27, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on December 8, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 8, 2024, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 16, 2024, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on November 4, 2024, and the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on December 10, 2025; (c) the Amended and Restated Bylaws of the Company adopted on December 19, 2016; (d) the Plan; (e) the resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) at a meeting of the Board of Directors held on November 16, 2016 approving the Original Plan; (f) the resolutions adopted by the stockholders of the Company by consent in lieu of a meeting effective as of December 5, 2016 approving the Original Plan; (g) the resolutions adopted by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) by unanimous consent in lieu of a meeting of the Compensation Committee effective as of November 14, 2025 approving the Second Amendment and the increase in the number of shares of Common Stock available for issuance pursuant to the Original Plan, as amended by the First Amendment, by 3,200,000 shares of Common Stock; (h) the resolutions adopted by the Board of Directors by unanimous consent in lieu of a meeting of the Board of Directors effective as of November 14, 2025 approving the Second Amendment and the increase in the number of shares of Common Stock available for issuance pursuant to the Original Plan, as amended by the First Amendment, by 3,200,000 shares of Common Stock; (i) the minutes of the 2025 annual meeting of stockholders of the Company held on December 9, 2025 reflecting that the Second Amendment was approved; and (j) a certificate of an officer of the Company, dated as of the date hereof. Other than our review of the documents listed in (a) through (j) above (collectively, the “Reviewed Documents”), we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

ENDRA Life Sciences Inc.

May 15, 2026

For purposes of rendering our opinion below, we have not reviewed any document other than the Reviewed Documents and assume there exists no provision in any document relating to the matters covered by our opinion below that we have not reviewed that is inconsistent with the Reviewed Documents or our opinion below. We have conducted no independent factual investigation of our own but rather have relied on the Reviewed Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including the assumptions that: (i) each of the Reviewed Documents is accurate and complete; (ii) each of the Reviewed Documents that is an original is authentic; (iii) each Reviewed Document that is a copy conforms to an authentic original; (iv) there are no documents other than the Reviewed Documents that could affect the opinion expressed in this opinion letter and no amendments, modifications, or waivers of the Reviewed Documents; (v) all signatures on each of the Reviewed Documents are genuine; (vi) all of the Reviewed Documents were duly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof; and (vii) the Company is and shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. We have further assumed: (i) the legal capacity of natural persons; (ii) that each party to the Reviewed Documents (A) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (B) is duly formed or incorporated, as applicable, organized, validity existing, and in good standing under the laws of its formation or incorporation, as applicable, and (C) has taken all actions necessary to authorize the execution and delivery of, and the performance of such party’s obligations under, the Reviewed Documents to which it’s a party; (iii) that any amendment and/or restatement of any of the Reviewed Documents was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law; (iv) that each of the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such part in accordance with its terms; and (v) that the issuance of the Shares will not increase the proportionate share of Common Stock held by an “interested stockholder” (within the meaning of Section 203(c) of the General Corporation Law of the State of Delaware (the “DGCL”)). We have not verified any of the foregoing assumptions.

In rendering our opinion below, we also have assumed that: (i) the Company will have sufficient authorized, unissued, and unreserved shares of Common Stock at the time of each issuance of a Share or any right or option to acquire a Share, in each case, under the Plan; (ii) either (A) upon the issuance of a Share, such Share will be evidenced by a certificate that has been duly executed and delivered, or (B) the Board of Directors of the Company (the “Board”) has adopted a resolution (that has not been rescinded or revoked) providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such Share and, within a reasonable time after the issuance of such uncertificated Share, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (iii) the issuance of each Share will be duly recorded in the Company’s stock ledger upon its issuance; (iv) the Plan and each Award Agreement (as defined in the Plan) in the form approved by the Board of Directors (such Award Agreement, hereinafter referred to as an “Award Agreement”) constitutes or will constitute, as applicable, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (v) the Company will receive consideration for each Share as set forth in the Authorizing Resolutions (as defined below), which consideration shall be at least equal to the par value of such share of Common Stock (unless such Share is held in treasury, in which case, the consideration shall be the amount, as set forth in the Authorizing Resolutions), and, in the amount required by the Plan and the applicable Award Agreement; (vi) with respect to any Shares issuable upon the exercise of any right or option to acquire Shares under the Plan, the Company shall have received the minimum consideration for which such rights or options may be issued pursuant to the Authorizing Resolutions, the Plan, and the applicable Award Agreement; and (vii) prior to the issuance of any Shares (or any right or option to acquire any Shares) under the Plan, the Board (or a duly authorized or subcommittee committee thereof) will duly authorize each Award (as defined in the Plan) granted under the Plan with respect to which Shares are issued pursuant to an Award Agreement and in accordance with the DGCL and the Plan (the “Authorizing Resolutions”). We have not verified any of the foregoing assumptions.

ENDRA Life Sciences Inc.

May 15, 2026

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws; we express no opinion with respect to the Corporate Transparency Act.

Based upon and subject to the foregoing and assuming that the Registration Statement is effective at the time of issuance of the Shares, it is our opinion that the Shares (a) are duly authorized for issuance by the Company pursuant to, and on the terms set forth in, the Plan and, (b) when and if issued and paid for in accordance with the terms of the Plan, the Authorizing Resolutions, and the applicable Award Agreement, will be validly issued, fully paid, and non-assessable.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP